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                                                                     Exhibit (j)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Highlights" and "Transfer and Dividend Disbursing Agent, Legal Counsel and Independent Auditors" in Post-Effective Amendment No. 11 under the Securities Act of 1933 and Amendment No. 29 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A, No. 811-7384) and related Prospectuses and Statement of Additional Information of Nicholas-Applegate Institutional Funds.


                     s/s Ernst & Young LLP


Los Angeles, California
July 19, 2002